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                                                             Exhibit 23.2


                          REPORT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in these registration statements on Form S-8 (No. 333-88677, 333-88675 and 333-26257) of our report dated May 28, 1999, relating to the financial statements of Musician's Friend, Inc., which appears in the Annual Report on Form 10-K of Guitar Center, Inc. for the year ended December 31, 2000.

PricewaterhouseCoorpers LLP


Portland, Oregon
March 13, 2001